Registration No. 333-______



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                 MIM Corporation
             (Exact name of registrant as specified in its charter)

         Delaware                                        05-0489664
(State or other jurisdiction                (I.R.S. Employer Identification No.)
     of incorporation)

                One Blue Hill Plaza, Pearl River, New York 10965
               (Address of Principal Executive Offices) (Zip Code)

                            1996 STOCK INCENTIVE PLAN
                1996 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                             Barry A. Posner, Esq.,
                                MIM Corporation,
                One Blue Hill Plaza, Pearl River, New York 10965
                                 (914) 735-3555
 (Name, address and telephone number, including area code, of agent for service)

                Approximate date of commencement of the proposed
                 sale to the public: From time to time after the
                    Registration Statement becomes effective.



                                   Copies to:

                           Charles J. Downey III, Esq.
                            Finn Dixon & Herling LLP
                               One Landmark Square
                           Stamford, Connecticut 06901
                                 (203) 325-5000

------------------------------------------------------------------------------------------------------------------------------------
                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                Proposed Maximum        Proposed Maximum           Amount of
       Title of Securities                  Amount                  Offering               Aggregate              Registration
         to be Registered              to be Registered         Price Per Share          Offering Price               Fee
====================================================================================================================================
Common Stock,
  $0.0001 par value............            3,496,053 shares         $4.62 (1)          $16,166,070.15 (1)         $4,898.81 (1)
====================================================================================================================================

(1) Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the weighted average of (i) $3.95 per share for 3,118,383 options granted to date under the plans; and (ii) $10.19 per share for the remaining 377,670 shares, which is the average of the high and low sales prices of the Common Stock of the Registrant reported on the NASDAQ National Market on August 15, 1997.

                                EXPLANATORY NOTE

     MIM Corporation, a Delaware corporation (the "Company"), adopted the MIM Corporation 1996 Stock Incentive Plan (as amended, the "Employee Plan") and the MIM Corporation 1996 Non-Employee Directors Stock Incentive Plan (the "Directors Plan") (collectively, the "Plans") in 1996. The shares of the common stock of the Company, $0.0001 par value per share (the "Common Stock"), reserved for issuance upon the exercise of options awarded pursuant to the Plans have not been registered under the Securities Act of 1933, as amended (the "Act"). However, the Company has awarded options under the Plans pursuant to valid exemptions from the registration requirements of the Act.

     This Registration Statement is intended to register the following for issuance by the Company:

          1. 3,078,383 shares and 40,000 shares of Common Stock which may be issued by the Company pursuant to the exercise of outstanding options previously awarded under the Employee Plan and the Directors Plan, respectively; and

          2. 317,670 shares and 60,000 shares of Common Stock which may be issued by the Company pursuant to the exercise of options that may be subsequently awarded under the Employee Plan and the Directors Plan, respectively.

     Also, this Registration Statement, and the reoffer prospectus included herein, is intended to register for reoffer and/or resale shares of Common Stock that may be acquired in the future under the Plans by persons who may be considered affiliates of the Company as defined by Rule 405 under the Act.

     The materials constituting the reoffer prospectus have been prepared pursuant to Part I of Form S-3, in accordance with General Instruction C to Form S-8.

                               REOFFER PROSPECTUS



                                 MIM CORPORATION

                                  Common Stock
                               ($0.0001 Par Value)

                             Up To 3,496,053 Shares


     This Prospectus relates to the resale of up to 3,496,053 shares of Common Stock, $0.0001 par value ("Common Stock"), of MIM Corporation (the "Company") which may in the future be issued pursuant to the exercise of options awarded to date, and which in the future may be awarded, under the Company's 1996 Stock Incentive Plan (as amended, the "Employee Plan") and the Company's 1996 Non-Employee Directors Stock Incentive Plan (the "Directors Plan" and, together with the Employee Plan, the "Plans") to, and which may be offered for resale from time to time by, certain employees and directors of the Company and its subsidiaries named in Annex I hereto (the "Selling Shareholders").

     The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby (hereinafter, the "Securities"). The Company will pay all of the expenses associated with the registration of the Securities and this Prospectus. The Selling Shareholders will pay the other costs, if any, associated with any sale of the Securities.

     The Common Stock is quoted on the NASDAQ National Market under the symbol "MIMS." On August 15, 1997 the last reported sale price per share of the Common Stock, as quoted on the NASDAQ National Market, was $10.375.

     See "Risk Factors" on page 3 for a discussion of certain risk and other factors that should be considered by prospective investors.


                                   ----------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------


                The date of this Prospectus is August 19, 1997.

                              AVAILABLE INFORMATION

     The  Company  has  filed  a   Registration   Statement  on  Form  S-8  (the
"Registration  Statement")  with the  Securities  and Exchange  Commission  (the
"Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the securities (i) covered by this Prospectus, (ii) issuable upon the exercise of options previously awarded under the Plans, and (iii) issuable upon the exercise of options which may be subsequently awarded under the Plans. This Prospectus omits certain information and exhibits included in the Registration Statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Northwest Atrium Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies of such material may also be obtained from the Commission's website, located at http://www.sec.gov.

                           INCORPORATION BY REFERENCE

    The following documents of the Company heretofore filed with the Commission are hereby incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

          (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

          (c) The Company's definitive proxy statement dated May 8, 1997 prepared in connection with the Company's Annual Meeting of Stockholders held on June 19, 1997 filed pursuant to Section 14 of the Exchange Act;

          (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

          (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange Act on July 30, 1996, as amended by Form 8-A/A filed on August 1, 1996, and declared effective on August 14, 1996.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Statements made herein as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                                     COMPANY

     The Company is a pharmacy management organization that provides a broad range of services to the pharmaceutical health care industry designed to promote the cost-effective delivery of pharmacy benefits to the public. The Company targets organizations involved in three key industry segments -- sponsors of public and private health plans (such as HMOs and other managed care organizations), retail pharmacies and pharmaceutical manufacturers and distributors -- and offers services providing financial benefits to each of them. The Company works with plan sponsors and local health care professionals to design, implement and manage innovative pharmacy benefit management ("PBM") programs to control pharmacy benefit costs under the plans, primarily through financial risk sharing arrangements and clinically appropriate substitution of generic drugs for equivalent but more expensive brand name drugs. The Company offers suppliers of generic drugs the potential to increase sales and market share through "preferred generic" marketing programs to participating pharmacies and increases in generic drug utilization encouraged by the Company's PBM programs. In turn, retail pharmacies receive financial incentives for supporting the Company's PBM and preferred generics programs as well as discounts on drug purchases and other management and support services.

     The Company was incorporated in Delaware in March 1996 for the purpose of combining the businesses and operations of Pro-Mark Holdings, Inc. and MIM Strategic Marketing, LLC, which became 100% and 90% owned subsidiaries, respectively, of the Company in May 1996. The Company completed its initial public offering in August 1996. The Company's principal executive offices are located at One Blue Hill Plaza, Pearl River, New York 10965, and its telephone number is (914) 735-3555.

                                  RISK FACTORS

     An investment in the Common Stock offered hereby involves a high degree of risk. Prospective investors should consider carefully the following risk factors, in addition to the other information contained in this Prospectus, including documents incorporated herein by reference, before purchasing the securities offered hereby.

Limited Operating History; Risk of Managing Growth

     The Company commenced its operations in June 1993 and has had a limited operating history. There can be no assurance that the Company will be able to continue to expand its market presence in current locations or successfully enter other markets. Further, in order to manage growth effectively the Company will need to continue to improve its systems and hire, train and manage additional employees. If the Company is unable to manage its growth effectively, the Company's business and results of operations could be adversely affected.

Dependence on RxCare Relationship

     The Company has derived most of its revenue to date pursuant to an agreement with RxCare of Tennessee, Inc. ("RxCare"), a pharmacy services administrative organization owned by the Tennessee Pharmacists Association representing approximately 1,200 retail pharmacies in Tennessee. Under the RxCare agreement, the Company is obligated to operate and manage pharmacy benefit programs for health plan sponsors that have entered into contracts with RxCare for such services. RxCare reasonably may decline to execute any contract with plan sponsors or pharmacies, or any amendment or renewal thereof, negotiated by the Company on behalf of RxCare. A number of RxCare's contracts with plan sponsors are for providing state-mandated pharmacy benefits to formerly Medicaid-eligible (as well as certain uninsured and uninsurable) Tennessee residents under the TennCare program, a so-called "Medicaid waiver" state health program. Revenues from three of such TennCare contracts accounted for approximately 76% of the Company's revenues during 1996. The Company believes that the loss of its arrangement with RxCare, the loss of one or more of such contracts, the termination or expiration of the TennCare program (which is currently scheduled to expire on December 31, 1998) or the loss of funding thereunder would have a material adverse effect on the Company's business and results of operations.

Limited Term of Material Agreements

     The Company's contract with RxCare is scheduled to expire in December 1998 unless renewed in accordance with its terms. RxCare's contracts with plan sponsors typically have a one-year term and are subject to automatic renewal unless notice of termination is given. Those contracts are subject to earlier termination upon the occurrence of certain events, including a breach of the agreement which is not cured within 30 days of notice, insolvency or termination of the TennCare program or of the plan sponsor's contract with the State of Tennessee. There can be no assurance that RxCare's contracts with plan sponsors or the Company's contract with RxCare will be continued or renewed in accordance with their terms. The loss of any of such contracts could have a material adverse effect on the Company's business and results of operations.

Capitated Agreements

     A substantial portion of the Company's revenue have been derived from "capitated" agreements, through which the Company receives a pre-determined fee each month for each member enrolled in a particular health plan in return for providing certain covered pharmacy services to plan members. The Company generally negotiates the capitation fee for a particular plan (or subset of individuals within a plan) based upon a number of factors, including competitive conditions within a particular market and the expected costs of providing the covered pharmacy services. The cost of providing pharmacy services varies among plan participants and groups and is affected by many factors, including formulary design and compliance, generic substitution rate and payment structure. Expected costs are generally based on prior experience with similar groups and demographic data based on the population at large. Data with respect to prior experience may not be available and, if available, may not be a reliable indicator of the actual results for a particular plan. In addition, the Company may be required to bear all or a portion of the costs of certain newly-developed drugs, such as medications for the treatment of AIDS, the existence or cost of which may not have been known at the time the capitation fee for a particular plan was established. There can be no assurance that the cost of providing pharmacy services will not exceed the capitation fee, either per member or per plan, throughout the entire contract term.

Government Regulation

     Various Federal and state laws and regulations affecting the healthcare industry do or may impact the Company's current and planned operations, including, without limitation, Federal and state laws prohibiting kickbacks in government health programs (including TennCare), Federal and state antitrust and drug distribution laws, and a wide variety of consumer protection, insurance and other state laws and regulations. While management believes that the Company is in substantial compliance with all existing laws and regulations material to the operation of its business, such laws and regulations are subject to rapid change and often are uncertain in their application. As controversies continue to arise in the healthcare industry (for example, regarding the efforts of plan sponsors and pharmacy benefit managers to limit formularies, alter drug choice and establish limited networks of participating pharmacies), Federal and state regulation and enforcement priorities in this area can be expected to increase, the impact of which on the Company cannot be predicted. There can be no assurance that the Company will not be subject to scrutiny or challenge under one or more of these laws or that any such challenge would not be successful. Any such challenge, whether or not successful, could have a material adverse effect upon the Company's financial position and results of operations. Violation of the Federal anti-kickback statute, for example, may result in substantial civil and criminal penalties, as well as exclusion from the Medicare and Medicaid (including TennCare) programs. Further, there can be no assurance that the Company will be able to obtain or maintain any of the regulatory approvals that may be required to operate its business, and the failure to do so could have a material adverse effect on the Company's financial position and results of operations.

Control by Management

     The Company's directors and executive officers beneficially own in the aggregate a majority of the Company's Common Stock. Accordingly, they collectively are able to determine the outcome of virtually all corporate actions requiring approval by the stockholders of the Company, including the election of directors.

Dependence on Senior Management

     The Company's operations have been substantially dependent on the services of John H. Klein (Chairman and Chief Executive Officer), E. David Corvese (Vice Chairman and principal stockholder of the Company) and Richard H. Friedman (Chief Operating Officer, Chief Financial Officer and Treasurer). The loss of the services of one or more of these individuals would have a material adverse effect upon the Company's business. Messrs. Klein, Corvese and Friedman each have employment agreements with the Company which restrict the ability of such officers to compete with the Company and its affiliates for a period of one year following termination.

Non-Compete Covenant

     In connection with his resignation from Zenith Laboratories, Inc. a manufacturer and distributor of generic drugs ("Zenith"), in January 1996 Mr. Klein agreed that he would provide consultative services to Zenith through December 31, 1998 and that, until then, neither he, nor any business in which he has a direct or indirect interest, will own, manage or be employed or engaged by any business that is substantially competitive with any material portion of the business of Zenith or its subsidiaries as conducted in early 1996. Such covenant may restrict the Company's ability to compete in certain areas including its preferred generics business and any future drug distribution business.

Competition

     The pharmacy benefit management and generic drug distribution businesses are each highly competitive, and many of the Company's current and potential competitors have considerably greater financial, technical, marketing and other resources than the Company. The pharmacy benefit management business includes a number of large, well capitalized companies with nationwide operations and many smaller organizations typically operating on a local or regional basis. Some of the larger organizations are owned by or otherwise related to a brand name drug manufacturer and may have significant influence on the distribution of pharmaceuticals. Numerous insurance and Blue Cross and Blue Shield plans, managed care organizations and retail drug chains also have their own pharmacy benefit management capabilities.

Professional Liability Risk

     The services provided by the Company in connection with its business may subject the Company to litigation and liability for damages. The Company believes that its insurance protection is adequate for its present business operations, but there can be no assurance that the Company will be able to obtain and maintain insurance coverage in the future or that such insurance coverage will be available on acceptable terms or adequate to cover any or all potential professional liability, product liability or other claims. A successful claim in excess of the Company's insurance coverage could have a material adverse effect on the Company's business and results of operations.

Possible Negative Effects of Preferred Stock

     The Company is authorized to issue 5,000,000 shares of Preferred Stock, the designation, rights and preferences of which (including voting, dividend, redemption and liquidation rights) may be fixed by the Company's Board of Directors from time to time without further stockholder action. Shares of Preferred Stock could be issued in the future with rights and preferences that could make the possible takeover of the Company or the removal of management of the Company more difficult or could otherwise adversely impact the rights of holders of Common Stock.

No Intention to Pay Dividends

     The Company presently intends to retain all earnings, if any, to support the operation and expansion of its business and does not anticipate paying cash dividends in the foreseeable future.

Possible Volatility of Stock Price

     The market price of the Common Stock has fluctuated substantially in recent months. The price of the Common Stock may be subject to fluctuations in the future in response to operating results, general market movements and other factors. In addition, the stock market in recent years has experienced price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of the Common Stock.

                              SELLING SHAREHOLDERS

     The table attached as Annex I hereto sets forth, as of the date of this Prospectus or a subsequent date if amended or supplemented, (a) the name of each Selling Shareholder and his or her relationship to the Company during the past three years; (b) the number of shares of Common Stock each Selling Shareholder beneficially owns (assuming that all options to acquire shares are exercisable within 60 days, although certain options actually vest over three years); (c) the number of Securities offered pursuant to this Prospectus by each Selling Shareholder; and (d) the amount and percentage of the Common Stock outstanding to be held by such Selling Shareholder after giving effect to the Offering. The information contained in Annex I may be amended or supplemented from time to time.

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Securities offered hereby.

                              PLAN OF DISTRIBUTION

     Sales of the Securities offered hereby may be made on the NASDAQ National Market or the over-the-counter market or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Securities may be sold in (a) block trades in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) transactions in which a broker or dealer acts as principal and resells the Securities for its account pursuant to this Prospectus, (c) exchange distributions in accordance with the rules of such exchange, and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any discounts and commissions received by them and any profit realized by them on the resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. There is no assurance that any of the Selling Shareholders will offer for sale or sell any or all of the Securities covered by this Prospectus.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Amended and Restated Certificate of Incorporation limits the liability of the Company's directors to the Company or its stockholders to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. In addition, the Company's By-Laws require the Company to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. The Company also maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries insuring such persons against liabilities, including liabilities under the securities laws.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Finn Dixon & Herling LLP, Stamford, Connecticut.

                                     EXPERTS

     The consolidated financial statements of MIM Corporation appearing in Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                   ----------

                                     ANNEX I


                            SELLING SHAREHOLDERS (1)


                                                                                                     Shares Beneficially
                                                                   Shares            Shares       Owned After Offering: (2)
                                                                Beneficially        Offered       -------------------------
    Name                 Relationships to the Company               Owned            Hereby          Number    Percentage
    ----                 ----------------------------               -----            ------          ------    ----------
E. David Corvese         Founder; Vice Chairman; Director       7,469,056(3)       1,336,950       6,132,106      47.2
Louis A. Luzzi           Director                                  20,300(4)          20,000             300        *
Barry A. Posner          Secretary; General Counsel                50,000(5)          50,000            --         --
Scott R. Yablon          Director                                  20,000(5)          20,000            --         --


*    Less than one percent.

(1) Assumes that all options held by the listed individuals are exercisable within 60 days, although certain options vest over a three year period. Shares deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days upon the exercise of an option are treated as outstanding for purposes of determining beneficial ownership by such individual.

(2) Assumes the sale of all securities offered hereby. Based upon 13,002,747 shares of Common Stock outstanding on August 15, 1997.

(3) (i)Includes 5,460,000 shares owned by Mr. Corvese which are subject to options granted by him to certain Company officers and directors (of which options to purchase 4,220,000 shares are currently exercisable), (ii) includes 1,336,950 shares issuable upon exercise of options granted by the Company, and (iii) excludes the following shares, beneficial ownership of which Mr. Corvese disclaims: 672,106 owned by Mr. Corvese's spouse and 978,841 shares owned by trustees for the benefit of various members of Mr. Corvese's extended family.

(4)  Includes 20,000 shares issuable upon exercise of an option.

(5)  Consists of shares issuable upon exercise of options.

     NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                   ----------


                                TABLE OF CONTENTS

                                                                            Page

Available Information........................................................2
Incorporation By Reference...................................................2
Company......................................................................3
Risk Factors.................................................................3
Selling Shareholders.........................................................6
Use of Proceeds..............................................................6
Plan of Distribution.........................................................6
Legal Matters................................................................7
Experts......................................................................7
Annex I- Selling Shareholders................................................8

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

          (c) The Company's definitive proxy statement dated May 8, 1997 prepared in connection with the Company's Annual Meeting of Stockholders held on June 19, 1997 filed pursuant to Section 14 of the Exchange Act;

          (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

          (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange Act on July 30, 1996, as amended by Form 8-A/A filed on August 1, 1996, and declared effective on August 14, 1996.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports or documents. Statements made herein as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to this Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") limits the liability of the Company's directors to the Company or its stockholders to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. In addition, the Company's By-Laws (the "By-laws") require the Company to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. The Company also maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries insuring such persons against liabilities, including liabilities under the securities laws.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

          Exhibit
          Number
          ------

          4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (No. 333-05327 )).

          4.2  By-laws of the Company  (incorporated by reference to Exhibit 3.2
               of  the  Company's   Registration  Statement  on  Form  S-1  (No.
               333-05327)).

          4.3 The Company's 1996 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.32 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996).

          4.4 The Company's 1996 Non-Employee Directors Stock Incentive Plan (incorporated by reference to Exhibit 10.29 of the Company's Registration Statement on Form S-1 (No. 333-05327)).

          Exhibit
          Number
          ------

          5.1* Opinion of Finn Dixon & Herling LLP as to legality of securities being registered.

          23.1* Consent of Arthur Andersen LLP.

          23.2 Consent of Finn Dixon & Herling LLP (contained in Exhibit 5.1 hereto).

          24.1 Power of Attorney (included on the signature pages).

          -------------------------
          *Filed herewith.

Item 9. Undertakings.

     A. The undersigned registrant hereby undertakes:

          (1) (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");
              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement The foregoing notwithstanding, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The  undersigned  registrant  hereby  undertakes  that,  for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the DGCL, the Certificate of Incorporation, the By-Laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Pearl River, State of New York, on this 18th day of August, 1997.


                                   MIM Corporation



                                   By:  /s/ John H. Klein
                                        John H. Klein, Chairman of the Board
                                        and Chief Executive Officer



                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John H. Klein and Richard H. Friedman jointly and severally as his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Capacity(ies)                         Date
     ---------                    -------------                         ----

/s/ John H. Klein        Principal Executive Officer / Director   August 18,1997
-----------------------
John H. Klein


/s/ Richard H. Friedman  Principal Financial and Accounting       August 18,1997
-----------------------
Richard H. Friedman      Officer / Director



/s/ E. David Corvese     Director                                 August 18,1997
-----------------------
E. David Corvese


/s/ Leslie B. Daniels    Director                                 August 18,1997
-----------------------
Leslie B. Daniels


/s/ Louis A. Luzzi       Director                                 August 18,1997
-----------------------
Louis A. Luzzi


/s/ Scott R. Yablon      Director                                 August 18,1997
-----------------------
Scott R. Yablon